UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 23, 2020

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Purchase Agreement

On October 23, 2020, Contango Oil & Gas Company (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with each of the purchasers set forth in Schedule A thereto (the “Purchasers”) to issue and sell 26,451,988 shares of the Company’s common stock, par value $0.04 per share (the “Common Shares”), at a price of $1.50 per Common Share. The Common Shares were issued and sold in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Private Placement”). Gross proceeds from the Private Placement were approximately $39.7 million. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Purchasers against certain liabilities or to contribute to payments the Purchasers may be required to make because of any of those liabilities. The Company issued the Common Shares on October 27, 2020. Following completion of the Private Placement, the total number of shares of the Company’s common stock outstanding was 159,490,918.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

On October 27, 2020, in connection with the closing of the Private Placement and pursuant to the Private Placement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the resale of Common Shares. Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to permit the public resale of such Common Shares within 30 days of when the Common Shares were issued to the Purchasers in the Private Placement.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated October 23, 2020, by and among Contango Oil & Gas Company and each of the Purchasers set forth in Schedule A thereto.

10.2	Registration Rights Agreement, dated October 27, 2020 by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: October 28, 2020	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer